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                                                                    EXHIBIT 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of the Annual Report on Form 10-K, for the year ended December 31, 2003, for KCS Energy, Inc. in accordance with the requirements of the Securities Act of 1933, with the inclusion in such Annual Report of our reserve audits incorporated therein, and references to our name in the form and context in which they appear. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

                                     /s/ Netherland, Sewell & Associates, Inc.
                                     -----------------------------------------
                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

June 1, 2004
Dallas, Texas


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